SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 24, 2004 (May 30, 2003)

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809

(Address of principal executive offices, including zip code)

415-445-6530

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5: Other Events and Regulation FD Disclosure.

The Sixth Amendment to Loan Agreement, made as of May 30, 2003, by and between The Prudential Insurance Company of America and BRE Properties, Inc. to the Loan Agreement dated as of January 31, 1994 evidenced by that certain Promissory Note dated as of January 31, 1994, is filed as exhibit 10.1 to this Current Report on From 8-K and is incorporated by reference into this report. The Fifth Amendment to Loan Agreement, made as of May 30, 2003, by and between The Prudential Insurance Company of America and BRE Properties, Inc. to the Loan Agreement dated as of January 31, 1994 evidenced by that certain Promissory Note dated as of July 7, 1995 is filed as exhibit 10.2 to this Current Report on From 8-K and is incorporated by reference into this report.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibits are filed with this Form 8-K:

10.1	Sixth Amendment to Loan Agreement, made as of May 30, 2003, by and between The Prudential Insurance Company of America and BRE Properties, Inc. to the Loan Agreement dated as of January 31, 1994 evidenced by that certain Promissory Note dated as of January 31, 1994.

10.2	Fifth Amendment to Loan Agreement, made as of May 30, 2003, by and between The Prudential Insurance Company of America and BRE Properties, Inc. to the Loan Agreement dated as of January 31, 1994 evidenced by that certain Promissory Note dated as of July 7, 1995.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2004	By:	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr.
Executive Vice President, Chief Financial Officer and Secretary

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Exhibit Index

10.1	Sixth Amendment to Loan Agreement, made as of May 30, 2003, by and between The Prudential Insurance Company of America and BRE Properties, Inc. to the Loan Agreement dated as of January 31, 1994 evidenced by that certain Promissory Note dated as of January 31, 1994.

10.2	Fifth Amendment to Loan Agreement, made as of May 30, 2003, by and between The Prudential Insurance Company of America and BRE Properties, Inc. to the Loan Agreement dated as of January 31, 1994 evidenced by that certain Promissory Note dated as of July 7, 1995.

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